Exhibit (2)(a)(i)

CERTIFICATE OF FORMATION

OF

MERCANTILE LONG-SHORT MANAGER MASTER FUND LLC

     This Certificate of Formation of Mercantile Long-Short Manager Master Fund LLC (the “Company”) is being duly executed and filed by Mercantile Capital Advisors, Inc., as an authorized person, to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. ' 18-101, et seq.).

     FIRST: The name of the limited liability company formed hereby is Mercantile Long-Short Manager Master Fund LLC.

     SECOND: The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

     THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 3rd day of August, 2005.

MERCANTILE CAPITAL ADVISORS, INC.

By:	/s/ Kevin A. McCreadie

	Name:	Kevin A. McCreadie
	Title:	President